Document File Name: PUTNAM MANAGED HIGH YIELD TRUST

       As Filed with the Securities and Exchange Commission on July 20, 2001
                   Investment Company Act File No. 811-7658

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM N-2
                        REGISTRATION STATEMENT
               UNDER THE INVESTMENT COMPANY ACT OF 1940                  [X]
                            Amendment No. 3                              [X]
                  (Check appropriate box or boxes.)

                   PUTNAM MANAGED HIGH YIELD TRUST
          (Exact name of registrant as specified in charter)

        One Post Office Square, Boston, Massachusetts 02109
        (Address of Principal Executive Offices) (Zip Code)
                            (617) 292-1000
         (Registrant's Telephone Number, including Area Code)

                           JOHN R. VERANI
                    Putnam Managed High Yield Trust
                       One Post Office Square
                    Boston, Massachusetts 02109
               (Name and Address of Agent for Service)

                             Copies to:

                     JOHN W. GERSTMAYR, Esquire
                           ROPES & GRAY
                     One International Place
                        Boston, MA 02110

PART C
ITEM 23.  EXHIBITS

Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 20th day of July, 2001.

                   PUTNAM MANAGED HIGH YIELD TRUST

                   By: Gordon H. Silver
                   ---------------------
                       Vice President


EXHIBIT INDEX

Exhibit No.                   Description
------------                  ------------
2(b)                          Amendment to Registrant's
                              Bylaws adopted as of March 9,
                              2001